EXHIBIT 10.17

Kanis SA

Dear Dr. Kanis,

The following documents the agreed to changes in terms for the loans from Kanis SA to Clean Diesel Technologies, Inc.

Loan	Principal	Interest Rate	Current Maturity Date	Other Features	Revised Terms
1	$1,500,000	8%	June 30, 2015	Payment Premium of $150,000 due at maturity	Maturity Date and Payment Premium Revised to 10/1/2016.
2	$3,000,000	8%	April 11, 2016	Convertible into no more than 250,000 shares at $4.00 each. Callable by Lender at July 1, 2015.	Maturity Date Revised to 10/1/2016. Loan is no longer callable by Lender.
3	$3,000,000	8%	July 27, 2015	None	Maturity Date Revised to 10/1/2016.

In consideration of the above changes to the loans from Kanis SA to CDTi, Kanis SA will be granted 80,000 warrants with a strike price of $1.75 and a term of 5 years.

Agreed upon this date: November 11, 2014

Kanis SA

 Clean Diesel Technology, Inc.

by: /s/John A. Kanis

 by: /s/ David E. Shea

its: Director

 its: Chief Financial Officer

1621 Fiske Place, Oxnard, California   93033  ●  Tel 1-805-486-4649  ●  Fax 1-805-205-1333  ●  www.cdti.com